EXHIBIT 1


                The undersigned agree that this Amendment No. 11 to the
Schedule 13D dated August 28, 1992, is being filed with the Securities and Exchange Commission on behalf of each of Mahendra Sheth, Shashikant Sheth, Kirit Sheth, Jamnadas Sheth, Starion International, Ltd., Transvit Manufacturing Corp., Virendra Sheth, and Jayesh Sheth.


                                 /s/ Jamnadas Sheth
                                 ___________________________________
                                 Jamnadas Sheth, Individually


                                 /s/ Shashikant Sheth
                                 ___________________________________
                                 Shashikant Sheth, Individually


                                 Mahendra Sheth
                                 ___________________________________
                                 Mahendra Sheth, Individually


                                 Kirit Sheth
                                 ___________________________________
                                 Kirit Sheth, Individually


                                 Virendra Sheth
                                 ___________________________________
                                 Virendra Sheth, Individually


                                 Jayesh Sheth
                                 ___________________________________
                                 Jayesh Sheth, Individually


Starion International Ltd.               Transvit Manufacturing Corporation



By:    /s/ Shashikant Sheth              By:    /s/ Mahendra Sheth
       ____________________                     ____________________
Name:   Shashikant Sheth                 Name:   Mahendra Sheth
Title:  Director                         Title:  President



Dated:  December 19, 1995